UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

JUNE 5, 2006

Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01               Entry into a Material Definitive Agreement.

On June 5, 2006, Isolagen, Inc. (“Isolagen”) and Mr. Nicholas L. Teti entered into an employment agreement (the “Agreement”) pursuant to which Mr. Teti agreed to serve as Chairman of the Board and Chief Executive Officer of Isolagen until June 30, 2009. The Agreement shall be automatically renewed for an additional one-year term unless Isolagen notifies Mr. Teti one year prior to the expiration of the Agreement of the Company’s intention not to renew the Agreement.

The Agreement provides for an annual base salary of $700,000, which will be periodically reviewed and may be increased at the Board’s discretion. Mr. Teti is entitled to a one-time payment in the amount of $250,000, payable within five days of his commencement of employment. Mr. Teti will be entitled to receive an annual bonus (the “Annual Bonus”), with the 2006 Annual Bonus being prorated for the period of employment in that year, payable each year subsequent to the issuance of final audited financial statements, but in no case later than 120 days after the end of Isolagen’s most recently completed fiscal year. The final determination on the amount of the Annual Bonus will be made by the Compensation Committee of the Board of Directors, based primarily on criteria mutually agreed upon with Mr. Teti. The targeted amount of the Annual Bonus shall be 70% of Mr. Teti’s base salary. The actual Annual Bonus for any given period may be higher or lower than 70%. For any fiscal year in which Mr. Teti is employed for less than the full year, he shall receive a bonus which is prorated based on the number of full months in the year which are worked.

Under the Agreement, Mr. Teti was granted the following option grants: (a) an option to purchase 2,000,000 shares of Isolagen common stock at an exercise price equal to the closing of the common stock on the last trading day preceding execution of the Agreement, which vests in twelve equal quarterly installments commencing June 30, 2006; and (b) a performance stock option grant to purchase 500,000 shares of common stock at an exercise price equal to the closing of the common stock on the last trading day preceding execution of the Agreement that shall vest upon the occurrence of any of the following events: (i) upon the closing of the sale of substantially all of the assets of Isolagen or the reorganization, consolidation or the merger of Isolagen; provided that the event results in the payment or distribution of consideration valued in good faith by the Board of Directors at $25 per share or more; or (ii) upon the closing of a tender offer or exchange offer to purchase 50% or more of the issued and outstanding shares of Isolagen common stock at a price per share valued in good faith by the Board of Directors at $25 or more; or (iii) immediately following a “Stock Acquisition Date,” as that term is defined in the rights plan adopted by Isolagen on May 12, 2006 (provided that said rights are not subsequently redeemed by Isolagen or that the rights plan is not subsequently amended to preclude exercise of the rights issued thereunder, prior to the Distribution Date, as that term is defined in the rights plan); or (iv) at such other time as the Board of Directors, in its sole discretion, deems appropriate; provided in each case that Mr. Teti is Isolagen’s Chief Executive Officer at the time of said event. Notwithstanding the foregoing, the vesting of the stock option grant described in (a) above shall accelerate and vest immediately upon a “change in control” of Isolagen as that term is defined in the Agreement.

Upon termination of the Agreement by Isolagen for “cause” or by Mr. Teti for “good reason” (each as defined in the Agreement), Mr. Teti is entitled to a severance payment equal to his base salary for the remaining term of the Agreement, when, as and if such payments would have been made in the absence of the termination and the prorated share of any Annual Bonus for the remaining term. During any period in which severance payments are being made, Mr. Teti has agreed not to compete with Isolagen.

On June 5, 2006, Isolagen, Inc. (“Isolagen”) and Mr. Declan Daly agreed to enter into a three-year employment agreement (the “Agreement”) pursuant to which Mr. Daly agreed to serve as Isolagen’s Chief Financial Officer and Executive Vice President — Europe. The Agreement provides for annual salary of $335,000. Beginning in fiscal year 2006, Mr. Daly will be entitled to receive an annual bonus (the “Annual Bonus”) with the 2006 Annual Bonus being prorated for the period of employment in that year, payable each year subsequent to the issuance of final audited financial statements, but in no case later than 120 days after the end of Isolagen’s most recently completed fiscal year. The final determination on the amount of the Annual Bonus will be made by the Compensation Committee of the Board of Directors, based primarily on criteria agreed upon between Isolagen’s CEO and Mr. Daly and approved by the Compensation Committee. The targeted amount of the Annual Bonus shall be 50% of Mr. Daly’s base salary. The actual Annual Bonus for any given period may be higher or lower than 50%. For any fiscal year in which Mr. Daly is employed for less than the full year, he shall receive a bonus which is prorated based on the number of full months in the year which are worked. Under the Agreement, Mr. Daly was granted a five-year option to purchase 325,000 shares of Isolagen common stock at an exercise price equal to the closing of the common stock on the date of the grant, which vests ratably on an annually basis over three years; provided that the vesting of the stock option shall accelerate and vest immediately upon a “change in control” of Isolagen as defined in the Agreement. Upon termination of the Agreement by Isolagen for a reason other than for cause or upon the death or disability of Mr. Daly, Mr. Daly is entitled to a severance payment equal to his base salary for the lesser of six months or the remainder of the term of the Agreement. During any period in which severance payments are being made, Mr. Daly has agreed not to compete with Isolagen.

On June 5, 2006, Isolagen, Inc. (“Isolagen”) and Mr. Steven Trider agreed to enter into a three-year employment agreement (the “Agreement”) pursuant to which Mr. Trider agreed to serve as Isolagen’s Senior Vice President — The Americas. The Agreement provides for annual salary of $250,000. Beginning in fiscal year 2006, Mr. Trider will be entitled to receive an annual bonus (the “Annual Bonus”) with the 2006 Annual Bonus being prorated for the period of employment in that year, payable each year subsequent to the issuance of final audited financial statements, but in no case later than 120 days after the end of Isolagen’s most recently completed fiscal year. The final determination on the amount of the Annual Bonus will be made by the Compensation Committee of the Board of Directors, based primarily on criteria agreed upon between Isolagen’s CEO and Mr. Trider and approved by the Compensation Committee. The targeted amount of the Annual Bonus shall be 30% of Mr. Trider’s base salary. The actual Annual Bonus for any given period may be higher or lower than 30%. For any fiscal year in which Mr. Trider is employed for less than the full year, he shall receive a bonus which is prorated based on the number of full months in the year which are worked. Under the Agreement, Mr. Trider was granted a five-year option to purchase 200,000 shares of Isolagen common stock at an exercise price equal to the closing of the common stock on the date of the grant, which vests ratably on an annually basis over three years; provided that the vesting of the stock option shall accelerate and vest immediately upon a “change in control” of Isolagen as defined in the Agreement. Upon termination of the Agreement by Isolagen for a reason other than for cause or upon the death or disability of Mr. Trider, Mr. Trider is entitled to a severance payment equal to his base salary for the lesser of six months or the remainder of the term of the Agreement. During any period in which severance payments are being made, Mr. Trider has agreed not to compete with Isolagen.

Item 3.02               Unregistered Sales of Equity Securities.

See Item 1.01 for a discussion of the securities issued to Messrs. Teti, Daly, and Trider which securities were issued pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)           Not applicable.

(b)           See Item 5.02(c)(1)(i).

(c)           (1)           (i)            Effective June 5, 2006, the Board of Directors of Isolagen appointed Mr. Teti to the Board of Directors of Isolagen; and effective that same date, Mr. Teti reached an agreement with Isolagen to serve as Isolagen’s Chairman of the Board and Chief Executive Officer. Ms. Susan Ciallella, who previously served as the Chief Executive Officer and President of Isolagen, shall remain as President.

                              (ii)           Effective June 5, 2006, the Mr. Daly reached an agreement with Isolagen to serve as Isolagen’s Chief Financial Officer and Executive Vice President — Europe.

               (2)           (i)            Mr. Teti, age 53, has not served with Isolagen in any capacity prior to his appointment as Chairman of the Board and Chief Executive Officer.  Mr. Teti served as President, Chief Executive Officer and a director of Inamed Corp. from July 2001 until March 2006. He has over 25 years of management, operations and marketing experience in the pharmaceuticals industry. From November 1999 until December 2000, Mr. Teti was President, Chief Executive Officer and Chief Operating Officer of DuPont Pharmaceuticals Company, a company with $1.6 billion in sales in 1999. He spent 25 years at DuPont and DuPont Merck, which included a number of senior management positions. Several of these assignments were in leadership roles of DuPont’s global pharmaceuticals business units. From January 2001 until June 2001, he was President and Director of Yamanouchi USA, Inc., a division of Yamanouchi Pharmaceuticals Co., where he was responsible for establishing its U.S. business. Mr. Teti holds an M.B.A. in Health Care Administration and a B.A. in Economics from St. Joseph’s University. There are no familial relationships between Mr. Teti and any director or executive officer of Isolagen.

                              (ii)           Mr. Daly, age 43, has not served with Isolagen in any capacity prior to his appointment as Chief Financial Officer and Executive Vice President — Europe. Mr. Daly served as Executive Vice President and Chief Financial Officer of Inamed Corp. from November 2004 until March 2006, prior to which he served as Inamed’s Senior Vice President since September 2002 and as the Corporate Controller and Principal Accounting Officer since March 2002. He was previously Vice President of Finance & Administration for Inamed International Corp. from 1998 to 2002. From 1996 to 1998, Mr. Daly was a Senior Manager with BDO Simpson Xavier, Chartered Accountants or BDO, in Dublin. Prior to joining BDO, he worked with PricewaterhouseCoopers in Dublin and London. Mr. Daly holds a B.A. in Management Science and Industrial Systems Studies from Trinity College, Dublin and he is also a Fellow of the Institute of Chartered Accountants in Ireland.

               (3)           See Item 1.01 for a discussion of the employment agreements between Isolagen and Messrs. Teti and Daly.

(d)           Effective June 5, 2006, Mr. Teti was appointed as a member of the Board of Directors of Isolagen. Mr. Teti will fill an existing vacancy on the Board of Directors. As of the same date, Mr. Teti was appointed to serve as Chairman of the Board of Directors and Chief Executive Officer of Isolagen. Mr. Teti’s existing term as a director will end at the shareholders meeting to be held later this year. Pursuant to the Agreement, the Board of Directors has agreed to nominate Mr. Teti for election to the Board of Directors as his Board term matures during the term of the Agreement.

Item 8.01               Other Events

The Company’s press releases dated June 6 and June 8, 2006, is attached as Exhibits 99.1 and 99.2, respectively, and the same are incorporated herein by reference.

On June 5, 2006, Ms. Susan Stranahan Ciallella was granted a performance stock option grant to purchase 400,000 shares of Isolagen common stock at an exercise price equal to $1.88 per share (the closing transaction price on June 2, 2006) that shall vest upon the occurrence of one or more of the events enumerated in the performance stock option grant set forth for Mr. Teti and described above in Item 1.01 of this Current Report on Form 8-K; provided in each case that Ms. Ciallella is employed by Isolagen at the time of said event.

Item 9.01               Financial Statement and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

10.1         Employment Agreement dated June 5, 2006 between Isolagen, Inc. and Nicholas L. Teti.

99.1         Press Release dated June 6, 2006

99.2         Press Release dated June 8, 2006

[THE SIGNATURE PAGE FOLLOWS.]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: June 9, 2006	By:	/s/ SUSAN STRANAHAN CIALLELLA
Susan Stranahan Ciallella, President